APPRAISAL OF
CERTAIN
OIL AND GAS INTERESTS
OWNED BY
PETROLIA ENERGY CORPORATION
LOCATED IN
SASKATCHEWAN, ALBERTA CANADA
AS OF DECEMBER 31, 2020

PREPARED FOR
PETROLIA ENERGY CORPORATION
SEC Parameters

MKM ENGINEERING
F-009377

Michele K. Mudrone

STATE OF TEXAS
MICHELE K. MUDRONE
62795
LICENSED
PROFESSIONAL ENGINEER

Michele K. Mudrone, P.E.
June 28, 2021

MKM ENGINEERING
Oil and Gas Consulting Services
3905 Sagamore Hill Court
Plano, Texas 75025

June 28, 2021

Mr. Zel C. Khan
Petrolia Energy Corporation
710 N. Post Oak Road, Suite 512
Houston, TX 77024

Dear Mr. Khan:

As requested, we are submitting our estimates of proved reserves and our forecasts of the resulting economics attributable to the interests of Petrolia Energy Corporation as of December 31, 2020, in certain properties located in Saskatchewan, Alberta Canada. We completed our evaluation on June 28, 2021. It is our understanding that the proved reserves estimated in this report constitute approximately 45% of all proved reserves owned by Petrolia Energy Corporation in Canada.

This report has been prepared for Petrolia Energy Corporation use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose. Composite reserve estimates and economic forecasts are summarized below:

		Proved	Proved Developed Producing	Proved Undeveloped
Net Reserves				
Oil/Condensate	MBbl	76.0	9.8	66.2
Gas	MMcf	50.6	50.6	0.0
Revenue				
Oil/Condensate	M$	3,170.2	412.8	2,757.4
Gas	M$	111.3	111.3	0.0
Crown Royalties	M$	268.0	24.0	244.0
Operating Expenses	M$	1,660.7	377.6	1,283.1
Investments	M$	822.4	0.0	822.4
Operating Income (BFIT)	M$	530.6	122.6	408.0
Discounted @ 10%	M$	231.5	109.2	122.3

In accordance with the Securities and Exchange Commission guidelines, the operating income (BFIT) has been discounted at an annual rate of 10% to determine its "present worth". The discounted value, "present worth", shown above should not be construed to represent an estimate of the fair market value by MKM Engineering.

As requested, hydrocarbon pricing of $39.57 per barrel of oil/condensate (WTI Cushing) and $2.00 per MMBtu of gas (Henry Hub) was used. In accordance with the Securities and Exchange Commission guidelines, these prices were determined as an unweighted arithmetic average of the first-day-of-the-month price for each month of 2020. The oil and gas prices were held constant and were adjusted for gravity, heating value, quality, transportation and marketing. The adjusted volume-weighted average product prices over the life of the properties are $41.72 per barrel of oil and $2.20 per mcf of gas.

Operating costs were based on operating expense records of Petrolia Energy Corporation. Drilling and completion costs were based on estimates provided by Petrolia Energy Corporation and reviewed by MKM Engineering. There is no severance tax or ad valorem tax in Canada. Crown royalties were specified by the individual property based on published rates. As per the Securities and Exchange Commission guidelines, neither expenses nor investments were escalated. The cost of plugging and the salvage value of equipment have not been considered.

The proved reserve classifications conform to criteria of the Securities and Exchange Commission. The reserves and economics are predicted on the regulatory agency classifications, rules, policies, laws, taxes, and royalties in effect on the date of this report except as noted herein. In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which the controlling interpretation my be legal or accounting, rather than engineering and geosciences. Therefore, the possible effects of changes in legislation or other Federal or State restrictive actions have not been considered. An on-site field inspection of these properties has not been made nor have the wells been tested by MKM Engineering. Possible environmental liability related to the properties has not been investigated nor considered.

The reserves were estimated using a combination of the production performance, volumetric and analogy methods, in each case as we considered to be appropriate and necessary to establish the conclusions set forth herein. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

The reserve estimates were based on interpretations of factual data furnished by Petrolia Energy Corporation. Ownership interests were supplied by Petrolia Energy Corporation and were accepted as furnished. To some extent, information from public records has been used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data.

MKM Engineering is independent with respect to Petrolia Energy Corporation as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers ("SPE Standards"). Neither MKM Engineering nor any of its employees has any interest in the subject properties. Neither the employment to make this study nor the compensation is contingent on the results of our work or the future production rates for the subject properties.

Our work papers and related data are available for inspection and review by authorized parties.

Respectfully submitted,

MKM ENGINEERING
Texas Registered Engineering Firm F-009733

Michele K. Mudrone, P.E.

Attachments

LIST OF ECONOMIC TABLES

Table No.

Appendix

DEFINITIONS OF OIL AND GAS RESERVES

Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

(22) *Proved oil and gas reserves.* Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and
(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.
(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.
(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and
(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

(23) *Proved properties.* Properties with proved reserves.

(24) *Reasonable certainty.* If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

(25) *Reliable technology.* Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

(26) *Reserves.* Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

DEFINITIONS OF OIL AND GAS RESERVES

Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Excerpted from the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas:

932-235-50-30 A standardized measure of discounted future net cash flows relating to an entity's interests in both of the following shall be disclosed as of the end of the year:

a. *Proved oil and gas reserves (see paragraphs 932-235-50-3 through 50-11B)*
b. *Oil and gas subject to purchase under long-term supply, purchase, or similar agreements and contracts in which the entity participates in the operation of the properties on which the oil or gas is located or otherwise serves as the producer of those reserves (see paragraph 932-235-50-7).*

The standardized measure of discounted future net cash flows relating to those two types of interests in reserves may be combined for reporting purposes.

932-235-50-31 All of the following information shall be disclosed in the aggregate and for each geographic area for which reserve quantities are disclosed in accordance with paragraphs 932-235-50-3 through 50-11B:

a. *Future cash inflows. These shall be computed by applying prices used in estimating the entity's proved oil and gas reserves to the year-end quantities of those reserves. Future price changes shall be considered only to the extent provided by contractual arrangements in existence at year-end.*
b. *Future development and production costs. These costs shall be computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. If estimated development expenditures are significant, they shall be presented separately from estimated production costs.*
c. *Future income tax expenses. These expenses shall be computed by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pretax net cash flows relating to the entity's proved oil and gas reserves, less the tax basis of the properties involved. The future income tax expenses shall give effect to tax deductions and tax credits and allowances relating to the entity's proved oil and gas reserves.*
d. *Future net cash flows. These amounts are the result of subtracting future development and production costs and future income tax expenses from future cash inflows.*
e. *Discount. This amount shall be derived from using a discount rate of 10 percent a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves.*
f. *Standardized measure of discounted future net cash flows. This amount is the future net cash flows less the computed discount.*

(27) *Reservoir.* A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

(28) *Resources.* Resources are quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

(29) *Service well.* A well drilled or completed for the purpose of supporting production in an existing field. Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

(30) *Stratigraphic test well.* A stratigraphic test well is a drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intent of being completed for hydrocarbon production. The classification also includes tests identified as core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic tests are classified as "exploratory type" if not drilled in a known area or "development type" if drilled in a known area.

DEFINITIONS OF OIL AND GAS RESERVES

Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

(31) *Undeveloped oil and gas reserves.* Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

> *From the SEC's Compliance and Disclosure Interpretations (October 26, 2009):*
>
> *Although several types of projects — such as constructing offshore platforms and development in urban areas, remote locations or environmentally sensitive locations — by their nature customarily take a longer time to develop and therefore often do justify longer time periods, this determination must always take into consideration all of the facts and circumstances. No particular type of project per se justifies a longer time period, and any extension beyond five years should be the exception, and not the rule.*
>
> *Factors that a company should consider in determining whether or not circumstances justify recognizing reserves even though development may extend past five years include, but are not limited to, the following:*
>
> - *The company's level of ongoing significant development activities in the area to be developed (for example, drilling only the minimum number of wells necessary to maintain the lease generally would not constitute significant development activities);*
> - *The company's historical record at completing development of comparable long-term projects;*
> - *The amount of time in which the company has maintained the leases, or booked the reserves, without significant development activities;*
> - *The extent to which the company has followed a previously adopted development plan (for example, if a company has changed its development plan several times without taking significant steps to implement any of those plans, recognizing proved undeveloped reserves typically would not be appropriate); and*
> - *The extent to which delays in development are caused by external factors related to the physical operating environment (for example, restrictions on development on Federal lands, but not obtaining government permits), rather than by internal factors (for example, shifting resources to develop properties with higher priority).*

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

(32) *Unproved properties.* Properties with no proved reserves.

Cashflow Summaries

Petrolia Energy Corp
Reserve and Economic Projection
As of 12/31/2020

Total Proved

MKM Engineering

TABLE 1

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Net Production Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	0	0.05	0.00	0.18	0.01	0.00	0.05	44.19	0.00	2.20
2021	12	28.05	0.00	71.42	7.85	0.00	19.93	42.06	0.00	2.20
2022	11	42.22	0.00	55.00	11.82	0.00	15.40	41.68	0.00	2.20
2023	9	44.53	0.00	39.00	12.47	0.00	10.92	41.68	0.00	2.20
2024	7	37.78	0.00	12.72	10.58	0.00	3.56	41.68	0.00	2.20
2025	7	31.69	0.00	2.43	8.87	0.00	0.68	41.68	0.00	2.20
2026	6	27.95	0.00	0.00	7.83	0.00	0.00	41.68	0.00	0.00
2027	6	25.15	0.00	0.00	7.04	0.00	0.00	41.68	0.00	0.00
2028	6	22.69	0.00	0.00	6.35	0.00	0.00	41.68	0.00	0.00
2029	6	11.00	0.00	0.00	3.08	0.00	0.00	41.68	0.00	0.00
2030	1	0.28	0.00	0.00	0.08	0.00	0.00	41.68	0.00	0.00
Sub-T		271.39	0.00	180.75	75.99	0.00	50.55	41.72	0.00	2.20
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		271.39	0.00	180.75	75.99	0.00	50.55	41.72	0.00	2.20
Cum.		17,276.08	0.00	19,746.94						
Ult.		17,547.48	0.00	19,927.69						

Year	Company Future Gross Revenue Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod & Adv Taxes Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	Revenue after Sev & Adv ------- M$ --------
2020	0.61	0.00	0.11	0.00	0.72	0.05	0.00	0.67
2021	330.29	0.00	43.88	0.00	374.17	24.23	0.00	349.93
2022	492.77	0.00	33.90	0.00	526.67	40.95	0.00	485.71
2023	519.71	0.00	24.04	0.00	543.75	43.00	0.00	500.75
2024	440.89	0.00	7.84	0.00	448.73	37.12	0.00	411.61
2025	369.78	0.00	1.50	0.00	371.28	32.39	0.00	338.90
2026	326.24	0.00	0.00	0.00	326.24	28.89	0.00	297.34
2027	293.47	0.00	0.00	0.00	293.47	25.99	0.00	267.47
2028	264.83	0.00	0.00	0.00	264.83	23.46	0.00	241.37
2029	128.40	0.00	0.00	0.00	128.40	11.55	0.00	116.84
2030	3.26	0.00	0.00	0.00	3.26	0.29	0.00	2.97
Sub-T	3,170.23	0.00	111.27	0.00	3,281.49	267.93	0.00	3,013.57
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	3,170.23	0.00	111.27	0.00	3,281.49	267.93	0.00	3.013.57

Year	Deductions Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Future Net Income Before Income Taxes Undiscounted Annual ------ M$ ------	Cumulative ------- M$ -------	Discounted Ann @ 10.00% -------M$ -------	Disc. Cum. Annual @ 10.00% ------- M$ -------
2020	0.55	0.00	0.00	0.00	0.12	0.12	0.12	0.12
2021	211.88	407.00	0.00	0.00	-268.95	-268.83	-259.67	-259.55
2022	233.01	415.37	0.00	0.00	-162.67	-431.50	-141.78	-401.33
2023	226.35	0.00	0.00	0.00	274.40	-157.10	214.44	-186.89
2024	201.50	0.00	0.00	0.00	210.11	53.01	148.58	-38.30
2025	178.32	0.00	0.00	0.00	160.57	213.59	102.79	64.49
2026	172.71	0.00	0.00	0.00	124.63	338.22	72.21	136.70
2027	172.71	0.00	0.00	0.00	94.76	432.98	49.72	186.42
2028	172.71	0.00	0.00	0.00	68.66	501.64	32.63	219.04
2029	88.60	0.00	0.00	0.00	28.24	529.88	12.17	231.21
2030	2.32	0.00	0.00	0.00	0.65	530.53	0.26	231.47
Sub-T	1,660.67	822.37	0.00	0.00	530.53	530.53	231.47	231.47
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	1,660.67	822.37	0.00	0.00	530.53	530.53	231.47	231.47

Present Worth Profile (M$)

PW 5.00% :	361.08
PW 8.00% :	279.23
PW 10.00% :	231.47
PW 12.00% :	188.47
PW 15.00% :	131.82
PW 20.00% :	54.86

Petrolia Energy Corp
Reserve and Economic Projection
As of 12/31/2020

MKM Engineering

Proved Rsv Class
Producing Rsv Category

TABLE 2

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Net Production Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	0	0.05	0.00	0.18	0.01	0.00	0.05	44.19	0.00	2.20
2021	9	17.73	0.00	71.42	4.96	0.00	19.93	42.28	0.00	2.20
2022	5	10.75	0.00	55.00	3.01	0.00	15.40	41.68	0.00	2.20
2023	3	3.81	0.00	39.00	1.07	0.00	10.92	41.68	0.00	2.20
2024	1	2.33	0.00	12.72	0.65	0.00	3.56	41.68	0.00	2.20
2025	1	0.44	0.00	2.43	0.12	0.00	0.68	41.68	0.00	2.20
Sub-T		35.11	0.00	180.75	9.83	0.00	50.55	41.99	0.00	2.20
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		35.11	0.00	180.75	9.83	0.00	50.55	41.99	0.00	2.20
Cum.		17,276.08	0.00	19,746.94						
Ult.		17,311.20	0.00	19,927.69						

Year	Company Future Gross Revenue Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod & Adv Taxes Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	Revenue after Sev & Adv ------- M$ --------
2020	0.61	0.00	0.11	0.00	0.72	0.05	0.00	0.67
2021	209.90	0.00	43.88	0.00	253.78	13.77	0.00	240.01
2022	125.49	0.00	33.90	0.00	159.40	8.68	0.00	150.72
2023	44.46	0.00	24.04	0.00	68.50	0.89	0.00	67.61
2024	27.16	0.00	7.84	0.00	35.00	0.47	0.00	34.53
2025	5.18	0.00	1.50	0.00	6.68	0.09	0.00	6.59
Sub-T	412.80	0.00	111.27	0.00	524.07	23.95	0.00	500.12
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	412.80	0.00	111.27	0.00	524.07	23.95	0.00	500.12

Year	Deductions Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Future Net Income Before Income Taxes Undiscounted Annual ------ M$ ------	Cumulative ------- M$ -------	Discounted Ann @ 10.00% -------M$ -------	Disc. Cum. Annual @ 10.00% ------- M$ -------
2020	0.55	0.00	0.00	0.00	0.12	0.12	0.12	0.12
2021	175.90	0.00	0.00	0.00	64.11	64.23	60.76	60.88
2022	113.08	0.00	0.00	0.00	37.64	101.87	32.66	93.53
2023	53.64	0.00	0.00	0.00	13.96	115.84	10.97	104.50
2024	28.79	0.00	0.00	0.00	5.74	121.58	4.06	108.56
2025	5.61	0.00	0.00	0.00	0.98	122.56	0.65	109.21
Sub-T	377.57	0.00	0.00	0.00	122.56	122.56	109.21	109.21
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	377.57	0.00	0.00	0.00	122.56	122.56	109.21	109.21

Present Worth Profile (M$)

PW 5.00% :	115.57
PW 8.00% :	111.68
PW 10.00% :	109.21
PW 12.00% :	106.83
PW 15.00% :	103.41
PW 20.00% :	98.10

Petrolia Energy Corp
Reserve and Economic Projection
As of 12/31/2020

Proved Rsv Class
Undeveloped Rsv Category

TABLE 3

MKM Engineering

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl -----	Estimated 8/8 Ths Production NGL ---- Mgal ----	Estimated 8/8 Ths Production Gas ----- MMcf-----	Net Production Oil ----- Mbbl -----	Net Production NGL ----- Mgal -----	Net Production Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	3	10.32	0.00	0.00	2.89	0.00	0.00	41.68	0.00	0.00
2022	6	31.47	0.00	0.00	8.81	0.00	0.00	41.68	0.00	0.00
2023	6	40.72	0.00	0.00	11.40	0.00	0.00	41.68	0.00	0.00
2024	6	35.45	0.00	0.00	9.93	0.00	0.00	41.68	0.00	0.00
2025	6	31.24	0.00	0.00	8.75	0.00	0.00	41.68	0.00	0.00
2026	6	27.95	0.00	0.00	7.83	0.00	0.00	41.68	0.00	0.00
2027	6	25.15	0.00	0.00	7.04	0.00	0.00	41.68	0.00	0.00
2028	6	22.69	0.00	0.00	6.35	0.00	0.00	41.68	0.00	0.00
2029	6	11.00	0.00	0.00	3.08	0.00	0.00	41.68	0.00	0.00
2030	1	0.28	0.00	0.00	0.08	0.00	0.00	41.68	0.00	0.00
Sub-T		236.28	0.00	0.00	66.16	0.00	0.00	41.68	0.00	0.00
After		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		236.28	0.00	0.00	66.16	0.00	0.00	41.68	0.00	0.00
Cum.		0.00	0.00	0.00						
Ult.		236.28	0.00	0.00						

Year	Company Future Gross Revenue Oil ------ M$ ------	Company Future Gross Revenue NGL ------ M$ ------	Company Future Gross Revenue Gas ------ M$ ------	Company Future Gross Revenue Other ------ M$ ------	Company Future Gross Revenue Total ------ M$ ------	Prod & Adv Taxes Prod Tax ------ M$ ------	Prod & Adv Taxes Adv Tax ------ M$ ------	Revenue after Sev & Adv ------- M$ --------
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	120.38	0.00	0.00	0.00	120.38	10.46	0.00	109.92
2022	367.27	0.00	0.00	0.00	367.27	32.27	0.00	335.00
2023	475.25	0.00	0.00	0.00	475.25	42.11	0.00	433.14
2024	413.73	0.00	0.00	0.00	413.73	36.65	0.00	377.08
2025	364.60	0.00	0.00	0.00	364.60	32.30	0.00	332.31
2026	326.24	0.00	0.00	0.00	326.24	28.89	0.00	297.34
2027	293.47	0.00	0.00	0.00	293.47	25.99	0.00	267.47
2028	264.83	0.00	0.00	0.00	264.83	23.46	0.00	241.37
2029	128.40	0.00	0.00	0.00	128.40	11.55	0.00	116.84
2030	3.26	0.00	0.00	0.00	3.26	0.29	0.00	2.97
Sub-T	2,757.43	0.00	0.00	0.00	2,757.43	243.98	0.00	2,513.45
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	2,757.43	0.00	0.00	0.00	2,757.43	243.98	0.00	2.513.45

Year	Deductions Lease Net Costs ------ M$ ------	Deductions Net Investments ------ M$ ------	Deductions Trans. Costs ------ M$ ------	Deductions Net Profits ------ M$ ------	Future Net Income Before Income Taxes Undiscounted Annual ------ M$ ------	Future Net Income Before Income Taxes Undiscounted Cumulative ------- M$ -------	Discounted Ann @ 10.00% -------M$ -------	Disc. Cum. Annual @ 10.00% ------- M$ -------
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	35.98	407.00	0.00	0.00	-333.06	-333.06	-320.42	-320.42
2022	119.94	415.37	0.00	0.00	-200.31	-533.37	-174.44	-494.86
2023	172.71	0.00	0.00	0.00	260.43	-272.93	203.47	-291.39
2024	172.71	0.00	0.00	0.00	204.37	-68.57	144.52	-146.87
2025	172.71	0.00	0.00	0.00	159.60	91.03	102.14	-44.73
2026	172.71	0.00	0.00	0.00	124.63	215.66	72.21	27.49
2027	172.71	0.00	0.00	0.00	94.76	310.43	49.72	77.20
2028	172.71	0.00	0.00	0.00	68.66	379.09	32.63	109.83
2029	88.60	0.00	0.00	0.00	28.24	407.33	12.17	122.00
2030	2.32	0.00	0.00	0.00	0.65	407.97	0.26	122.26
Sub-T	1,283.10	822.37	0.00	0.00	407.97	407.97	122.26	122.26
After	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	1,283.10	822.37	0.00	0.00	407.97	407.97	122.26	122.26

Present Worth Profile (M$)

PW 5.00% :	245.51
PW 8.00% :	167.55
PW 10.00% :	122.26
PW 12.00% :	81.65
PW 15.00% :	28.41
PW 20.00% :	-43.23

Tabular Summaries

Economic One-Liners

Project Name : **Petrolia Energy Corp**

As of Date: 12/31/2020

MKM Engineering

TABLE 4

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. CF (M$)	Life (years)
Proved Rsv Class											
Producing Rsv Category											
BAKKEN SW PATTERN 1	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LUSELAND	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MAIN BAKKEN PATTERN 10	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MAIN BAKKEN PATTERN 2	*P-DP*	0.16	0.00	9.88	0.00	0.00	8.85	0.00	1.04	1.02	0.25
MAIN BAKKEN PATTERN 3	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MAIN BAKKEN PATTERN 4	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MAIN BAKKEN PATTERN 5	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MAIN BAKKEN PATTERN 6	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MAIN BAKKEN PATTERN 7	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MAIN BAKKEN PATTERN 8	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MAIN BAKKEN PATTERN 9	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT A11-28-26-29	*P-DP*	1.44	29.51	59.96	64.95	0.00	82.69	0.00	42.22	37.99	2.84
NBRI CUTHBERT A14-21-26-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT A2-28-26-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT A5-27-26-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT A7-28-26-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT A9-28-26-29	*P-DP*	0.59	0.43	24.80	0.94	0.00	25.03	0.00	0.71	0.54	0.85
NBRI CUTHBERT DD 10D1-3-3D1-3-2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT DD 4A10-27-1A10-2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT DD 6D16-21-4D9-21	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT DD 8B15-21-2C10-2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 10D16-2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 11A9-27	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 13A2-28	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 13A7-28	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 16A10-2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 16B15-2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 17A7-28	*P-DP*	1.87	0.71	78.10	1.57	0.00	56.23	0.00	23.43	21.98	1.69
NBRI CUTHBERT SOUTH DD 21A7-28	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 2A3-28-	*P-DP*	0.88	4.16	36.66	9.15	0.00	36.45	0.00	9.36	8.86	1.25
NBRI CUTHBERT SOUTH DD 2A9-27-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 4A2-28-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 4A8-28-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Economic One-Liners

Project Name : **Petrolia Energy Corp**

As of Date: **12/31/2020**

MKM Engineering

TABLE 4

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. CF (M$)	Life (years)
NBRI CUTHBERT SOUTH DD 5A2-28-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 5A7-28-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 5A9-28-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 7A5-27-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 8A10-2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 8A14-21	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 8A8-28-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 9A2-28-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI CUTHBERT SOUTH DD 9A7-28-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NBRI HEARTS HILL 15-28-36-26	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT 12-7-27-28	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT 8-28-26-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT A13-22-26-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT B15-26-26-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT B16-34-26-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT DD 3A9-27-4A9-2	*P-DP*	2.75	15.02	114.51	33.06	0.00	122.81	0.00	24.76	19.41	4.20
NEXEN CUTHBERT DD 4B15-21-1B15	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT HZ 1C10-34-1A1-	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT HZ 1C4-2-4A13-3	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT HZ 1D8-2-4A14-3	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT HZ 3A1-3-4A16-3	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN CUTHBERT HZ 6D1-3-4B13-3	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NEXEN HEARTS HILL D9-19-36-26	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WASCANA CUTHBERT 8-3-27-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WASCANA CUTHBERT A3-2-27-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WASCANA CUTHBERT A8-2-27-29	*P-DP*	2.13	0.72	88.90	1.59	0.00	69.45	0.00	21.04	19.42	2.03
WASCANA CUTHBERT B16-3-27-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WASCANA CUTHBERT B16-33-26-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WASCANA CUTHBERT C15-34-26-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WASCANA CUTHBERT D7-3-27-29	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WASCANA HEARTS HILL 12-29-36-2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WASCANA HEARTS HILL D1-19-36-2	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	2.00
	Total	**9.83**	**50.55**	**412.80**	**111.27**	**0.00**	**401.51**	**0.00**	**122.56**	**109.21**	**4.20**

Economic One-Liners

Project Name : Petrolia Energy Corp

As of Date: 12/31/2020

MKM Engineering

TABLE 4

Lease Name *Risked* / UnRisked	Reserve Category	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. CF (M$)	Life (years)
Proved Rsv Class											
Undeveloped Rsv Category											
NBRI CUTHBERT 10A 09 21 26 29W3 :	*P-UD*	11.04	0.00	460.26	0.00	0.00	254.34	135.67	70.25	23.22	8.03
NBRI CUTHBERT 10A 10 21 26 29W3	*P-UD*	11.04	0.00	460.26	0.00	0.00	254.34	135.67	70.25	23.22	8.03
NBRI CUTHBERT 10B 09 21 26 29W3	*P-UD*	11.04	0.00	460.26	0.00	0.00	254.34	135.67	70.25	23.22	8.03
NBRI CUTHBERT 10B 13 22 26 29W3	*P-UD*	11.01	0.00	458.85	0.00	0.00	254.72	138.38	65.75	17.61	9.00
NBRI CUTHBERT 10C 10 27 26 29W3	*P-UD*	11.01	0.00	458.96	0.00	0.00	254.63	138.61	65.72	17.37	9.08
NBRI CUTHBERT 10C 16 21 26 29W3	*P-UD*	11.01	0.00	458.85	0.00	0.00	254.72	138.38	65.75	17.61	9.00
	Total	**66.16**	**0.00**	**2,757.43**	**0.00**	**0.00**	**1,527.08**	**822.37**	**407.97**	**122.26**	**9.08**
Proved Rsv Class	**Total**	**75.99**	**50.55**	**3,170.23**	**111.27**	**0.00**	**1,928.60**	**822.37**	**530.53**	**231.47**	**9.08**

Gross Ultimates, Interests & Prices

GROSS ULTIMATE, REMAINING AND CUMULATIVE RESERVES
and EVALUATED INTERESTS

TABLE 5

As of 12/31/2020

Lease Name	Reserve Category	Ultimate Oil (MBbls)	Ultimate Gas (MMcf)	Rem Oil (MBbls)	Rem Gas (MMcf)	Cum Oil (MBbls)	Cum Gas (MMcf)	Working Interest Decimal	Revenue Interest Decimal
Proved Reserve Class									
Producing Reserve Category									
BAKKEN SW PATTERN 1	P-DP	170.87	80.70	0.00	0.00	170.87	80.70	0.28000000	0.28000000
LUSELAND	P-DP	10,191.92	10,051.28	0.00	0.00	10,191.92	10,051.28	0.28000000	0.28000000
MAIN BAKKEN PATTERN 10	P-DP	201.00	62.45	0.00	0.00	201.00	62.45	0.28000000	0.28000000
MAIN BAKKEN PATTERN 2	P-DP	809.67	655.53	0.59	0.23	809.08	655.30	0.28000000	0.28000000
MAIN BAKKEN PATTERN 3	P-DP	668.93	270.09	0.00	0.00	668.93	270.09	0.28000000	0.28000000
MAIN BAKKEN PATTERN 4	P-DP	407.20	356.23	0.00	0.00	407.20	356.23	0.28000000	0.28000000
MAIN BAKKEN PATTERN 5	P-DP	151.37	59.47	0.00	0.00	151.37	59.47	0.28000000	0.28000000
MAIN BAKKEN PATTERN 6	P-DP	416.83	387.23	0.00	0.00	416.83	387.23	0.28000000	0.28000000
MAIN BAKKEN PATTERN 7	P-DP	80.94	80.21	0.00	0.00	80.94	80.21	0.28000000	0.28000000
MAIN BAKKEN PATTERN 8	P-DP	48.57	84.27	0.00	0.00	48.57	84.27	0.28000000	0.28000000
MAIN BAKKEN PATTERN 9	P-DP	391.32	1,303.16	0.00	0.00	391.32	1,303.16	0.28000000	0.28000000
NBRI CUTHBERT A11-28-26-29	P-DP	37.77	333.74	5.14	105.38	32.63	228.36	0.28000000	0.28000000
NBRI CUTHBERT A14-21-26-29	P-DP	17.17	13.41	0.00	0.00	17.17	13.41	0.28000000	0.28000000
NBRI CUTHBERT A2-28-26-29	P-DP	31.64	54.27	0.00	0.00	31.64	54.27	0.28000000	0.28000000
NBRI CUTHBERT A5-27-26-29	P-DP	17.05	13.72	0.00	0.00	17.05	13.72	0.28000000	0.28000000
NBRI CUTHBERT A7-28-26-29	P-DP	34.54	64.35	0.00	0.00	34.54	64.35	0.28000000	0.28000000
NBRI CUTHBERT A9-28-26-29	P-DP	37.03	59.46	2.12	1.52	34.90	57.94	0.28000000	0.28000000
NBRI CUTHBERT DD 10D1-3-3D1-3-27-2	P-DP	21.90	35.76	0.00	0.00	21.90	35.76	0.28000000	0.28000000
NBRI CUTHBERT DD 4A10-27-1A10-27-26-29	P-DP	31.16	134.57	0.00	0.00	31.16	134.57	0.28000000	0.28000000
NBRI CUTHBERT DD 6D16-21-4D9-21-26-29	P-DP	25.69	19.43	0.00	0.00	25.69	19.43	0.28000000	0.28000000
NBRI CUTHBERT DD 8B15-21-2C10-21-26-29	P-DP	43.34	33.90	0.00	0.00	43.34	33.90	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 10D16-21-4A16-21	P-DP	30.54	50.43	0.00	0.00	30.54	50.43	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 11A9-27-2D9-27-2	P-DP	32.62	159.40	0.00	0.00	32.62	159.40	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 13A2-28-4D15-21-	P-DP	22.45	41.65	0.00	0.00	22.45	41.65	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 13A7-28-4B7-28-2	P-DP	51.94	44.13	0.00	0.00	51.94	44.13	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 16A10-27-1D7-27-	P-DP	11.79	26.34	0.00	0.00	11.79	26.34	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 16B15-21-4A15-21	P-DP	5.96	7.19	0.00	0.00	5.96	7.19	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 17A7-28-4B8-28-2	P-DP	78.01	74.99	6.69	2.54	71.32	72.45	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 21A7-28-1D7-28-2	P-DP	36.86	33.76	0.00	0.00	36.86	33.76	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 2A3-28-1C14-21-2	P-DP	35.90	185.54	3.14	14.85	32.76	170.69	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 2A9-27-4B9-27-26	P-DP	19.78	111.54	0.00	0.00	19.78	111.54	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 4A2-28-4B2-28-26	P-DP	51.43	71.19	0.00	0.00	51.43	71.19	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 4A8-28-3A8-28-26	P-DP	64.40	30.92	0.00	0.00	64.40	30.92	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 5A2-28-4D2-28-26	P-DP	45.53	39.02	0.00	0.00	45.53	39.02	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 5A7-28-4C1-28-26	P-DP	58.21	54.54	0.00	0.00	58.21	54.54	0.28000000	0.28000000

GROSS ULTIMATE, REMAINING AND CUMULATIVE RESERVES
and EVALUATED INTERESTS

As of 12/31/2020

TABLE 5

Lease Name	Reserve Category	Ultimate Oil (MBbls)	Ultimate Gas (MMcf)	Rem Oil (MBbls)	Rem Gas (MMcf)	Cum Oil (MBbls)	Cum Gas (MMcf)	Working Interest Decimal	Revenue Interest Decimal
NBRI CUTHBERT SOUTH DD 5A9-28-2B12-27-2	P-DP	29.44	16.03	0.00	0.00	29.44	16.03	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 7A5-27-3C5-27-26	P-DP	13.34	8.55	0.00	0.00	13.34	8.55	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 8A10-27-4B10-27-	P-DP	31.16	27.81	0.00	0.00	31.16	27.81	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 8A14-21-4C15-21-	P-DP	22.04	26.62	0.00	0.00	22.04	26.62	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 8A8-28-3D1-28-26	P-DP	17.05	11.24	0.00	0.00	17.05	11.24	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 9A2-28-3B1-28-26	P-DP	53.52	44.37	0.00	0.00	53.52	44.37	0.28000000	0.28000000
NBRI CUTHBERT SOUTH DD 9A7-28-4C2-28-26	P-DP	62.94	46.00	0.00	0.00	62.94	46.00	0.28000000	0.28000000
NBRI HEARTS HILL 15-28-36-26	P-DP	3.54	256.70	0.00	0.00	3.54	256.70	0.28000000	0.28000000
NEXEN CUTHBERT 12-7-27-28	P-DP	20.87	181.83	0.00	0.00	20.87	181.83	0.28000000	0.28000000
NEXEN CUTHBERT 8-28-26-29	P-DP	81.12	90.78	0.00	0.00	81.12	90.78	0.28000000	0.28000000
NEXEN CUTHBERT A13-22-26-29	P-DP	80.29	274.03	0.00	0.00	80.29	274.03	0.28000000	0.28000000
NEXEN CUTHBERT B15-26-26-29	P-DP	52.62	49.23	0.00	0.00	52.62	49.23	0.28000000	0.28000000
NEXEN CUTHBERT B16-34-26-29	P-DP	48.73	81.21	0.00	0.00	48.73	81.21	0.28000000	0.28000000
NEXEN CUTHBERT DD 3A9-27-4A9-27-26-29	P-DP	68.55	725.73	9.81	53.64	58.74	672.09	0.28000000	0.28000000
NEXEN CUTHBERT DD 4B15-21-1B15-21-26-29	P-DP	74.15	342.47	0.00	0.00	74.15	342.47	0.28000000	0.28000000
NEXEN CUTHBERT HZ 1C10-34-1A1-2-27-2	P-DP	133.90	119.56	0.00	0.00	133.90	119.56	0.28000000	0.28000000
NEXEN CUTHBERT HZ 1C4-2-4A13-34-26-2	P-DP	52.91	48.35	0.00	0.00	52.91	48.35	0.28000000	0.28000000
NEXEN CUTHBERT HZ 1D8-2-4A14-34-26-2	P-DP	195.95	208.82	0.00	0.00	195.95	208.82	0.28000000	0.28000000
NEXEN CUTHBERT HZ 3A1-3-4A16-33-26-2	P-DP	171.19	164.04	0.00	0.00	171.19	164.04	0.28000000	0.28000000
NEXEN CUTHBERT HZ 6D1-3-4B13-34-26-2	P-DP	174.73	112.19	0.00	0.00	174.73	112.19	0.28000000	0.28000000
NEXEN HEARTS HILL D9-19-36-26	P-DP	157.31	175.29	0.00	0.00	157.31	175.29	0.28000000	0.28000000
WASCANA CUTHBERT 8-3-27-29	P-DP	153.70	724.73	0.00	0.00	153.70	724.73	0.28000000	0.28000000
WASCANA CUTHBERT A3-2-27-29	P-DP	456.22	234.36	0.00	0.00	456.22	234.36	0.28000000	0.28000000
WASCANA CUTHBERT A8-2-27-29	P-DP	119.29	190.30	7.62	2.58	111.68	187.71	0.28000000	0.28000000
WASCANA CUTHBERT B16-3-27-29	P-DP	71.78	53.62	0.00	0.00	71.78	53.62	0.28000000	0.28000000
WASCANA CUTHBERT B16-33-26-29	P-DP	248.40	264.98	0.00	0.00	248.40	264.98	0.28000000	0.28000000
WASCANA CUTHBERT C15-34-26-29	P-DP	75.82	152.38	0.00	0.00	75.82	152.38	0.28000000	0.28000000
WASCANA CUTHBERT D7-3-27-29	P-DP	53.74	141.10	0.00	0.00	53.74	141.10	0.28000000	0.28000000
WASCANA HEARTS HILL 12-29-36-26	P-DP	151.02	28.98	0.00	0.00	151.02	28.98	0.28000000	0.28000000
WASCANA HEARTS HILL D1-19-36-26	P-DP	54.53	42.52	0.00	0.00	54.53	42.52	0.28000000	0.28000000
		17,311.20	**19,927.69**	**35.11**	**180.75**	**17,276.08**	**19,746.94**		
Proved Reserve Class									
Undeveloped Reserve Category									
NBRI CUTHBERT 10A 09 21 26 29W3 X	P-UD	39.44	0.00	39.44	0.00	0.00	0.00	0.28000000	0.28000000
NBRI CUTHBERT 10A 10 21 26 29W3	P-UD	39.44	0.00	39.44	0.00	0.00	0.00	0.28000000	0.28000000

GROSS ULTIMATE, REMAINING AND CUMULATIVE RESERVES
and EVALUATED INTERESTS

TABLE 5

As of 12/31/2020

Lease Name	Reserve Category	Ultimate Oil (MBbls)	Ultimate Gas (MMcf)	Rem Oil (MBbls)	Rem Gas (MMcf)	Cum Oil (MBbls)	Cum Gas (MMcf)	Working Interest Decimal	Revenue Interest Decimal
NBRI CUTHBERT 10B 09 21 26 29W3	P-UD	39.44	0.00	39.44	0.00	0.00	0.00	0.28000000	0.28000000
NBRI CUTHBERT 10B 13 22 26 29W3	P-UD	39.32	0.00	39.32	0.00	0.00	0.00	0.28000000	0.28000000
NBRI CUTHBERT 10C 10 27 26 29W3	P-UD	39.33	0.00	39.33	0.00	0.00	0.00	0.28000000	0.28000000
NBRI CUTHBERT 10C 16 21 26 29W3	P-UD	39.32	0.00	39.32	0.00	0.00	0.00	0.28000000	0.28000000
		236.28	**0.00**	**236.28**	**0.00**	**0.00**	**0.00**		
Total Proved Class		**17,547.48**	**19,927.69**	**271.39**	**180.75**	**17,276.08**	**19,746.94**		